UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2009

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3975 University Drive, Suite 100, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, John Krobath resigned his position as Principal financial officer and accounting officer for Horne International, Inc. John Krobath was appointed to the aforementioned positions upon the termination of Michael Megless on April 25, 2008 as Chief Financial Officer for Horne International, Inc. Mr. Krobath's last day of employment with Horne International, Inc. will be June 12, 2009. Mr. Krobath will continue to provide advice and counsel to the Company pursuant to a Consulting Agreement entered into by the parties on June 5, 2009.

On June 2, 2009, the Company appointed Paige E. Shannon, the Company's General Counsel and Corporate Compliance Officer, as Interim Chief Financial Officer. Ms. Shannon's appointment will be effective June 12, 2009. Ms. Shannon has served as General Counsel and Corporate Compliance Officer for Horne International, Inc. since December, 2005. Ms. Shannon holds a Juris Doctorate from the Catholic University of America, Columbus School of Law and a Masters of Business Administration from George Mason University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

June 5, 2009	By:	Darryl K. Horne

Name: Darryl K. Horne
Title: CEO